EXHIBIT 9(B)


                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169






                                                      April 30, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                         PAX WORLD HIGH YIELD FUND, INC.

Ladies and Gentlemen:

        The undersigned has reviewed Post-Effective Amendment No. 6 to Registration Statement No. 333-82133 of Pax World High Yield Fund, Inc. on Form N-1A and represents that such documentation, including the Prospectus, does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.


                                          /s/ KURZMAN KARELSEN & FRANK, LLP

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                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169






                                                      April 30, 2004


To the Shareholders and the Board of Directors of Pax World High Yield Fund, Inc.:

                               CONSENT OF COUNSEL

        We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 333-82133 of Pax World High Yield Fund, Inc. on Form N-1A of the reference to us on the back page of the Prospectus.


                                        /s/ KURZMAN KARELSEN & FRANK, LLP